Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, as listed below, of Mid-State Bank  & Trust of our report dated June 18, 2007, relating to the Mid-State Bank & Trust  Profit Sharing and Salary Deferral 401(k) Plan financial statements which appear in this Form 11-K.

Registration Form	File No.	Effective Date

Form S-8	333-38584	June 5, 2000

/s/ BDO Seidman, LLP
Costa Mesa, California
June 28, 2007